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                                  EXHIBIT INDEX

1. Management Agreement with Countrywide Investments, Inc. for the Money Market Fund

2. Management Agreement with Countrywide Investments, Inc. for the Intermediate Bond Fund

3.        Form of Underwriter's Dealer Agreement

4. Transfer Agency, Dividend Disbursing, Shareholder Service and Plan Agency Agreement

5.        Accounting and Pricing Services Agreement

6.        Administration Agreement between Countrywide Investments, Inc.
          and Countrywide Fund Services, Inc.

7.        Consent of Arthur Andersen LLP

8.        Form of Sales Agreement

9.        Form of Administration Agreement for the Administration of
          Shareholder Accounts

10.       Financial Data Schedule for Short Term Government Income Fund

11.       Financial Data Schedule for Intermediate Term Government Income
          Fund

12.       Financial Data Schedule for Institutional Government Income Fund

13.       Financial Data Schedule for Adjustable Rate U.S. Government
          Securities Fund

14.       Financial Data Schedule for Global Bond Fund

15.       Financial Data Schedule for Money Market Fund

16.       Financial Data Schedule for Intermediate Bond Fund

17.       Power of Attorney for John R. Delfino